                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 14, 2000 included in this Registration Statement (Form N-1A Nos. 33-47031 and 811-06627) of Alliance Limited Maturity Government Fund, Inc.


                                             ERNST & YOUNG LLP


New York, New York
February 24, 2000






























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